ITEM 77 C

                 MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

         A Special Meeting of Shareholders of each of the series of the ARK Funds was held at 25 S. Charles Street, 16th Floor, Baltimore, MD 21201, at 1:00 p.m. (Eastern time), on August 14, 2003. Shareholders were asked to approve or disapprove a proposed Agreement and Plan of Reorganization (the "Reorganization") between the ARK Funds, on behalf of each series of ARK Funds (each an "ARK Fund"), and the VISION Group of Funds, on behalf of certain VISION Fund series (each an "Acquiring Fund"), whereby the Acquiring Fund would acquire all of the assets of a corresponding ARK Fund in exchange solely for the Acquiring Fund's assumption of such ARK Fund's liabilities and the Acquiring Fund's shares, to be distributed pro rata by the ARK Fund to the holders of its shares, in complete liquidation of the ARK Fund. (Shareholders of each ARK Fund to vote separately.) These transactions took place in two parts: on August 15, 2003 and August 22, 2003.

         Specifically, at the Special Meeting of Shareholders, the following resolution was approved:

         RESOLVED, that the Shareholders hereby approve the Agreement and Plan of Reorganization between the ARK Funds, on behalf of each series of ARK Funds (each an "ARK Fund"), and the Vision Group of Funds, on behalf of certain Vision Fund Series (each an "Acquiring Fund"), whereby the Acquiring Fund would acquire all of the assets of a corresponding ARK Fund in exchange solely for the Acquiring Fund's assumption of such ARK Fund's liabilities and the Acquiring Fund's shares, to be distributed pro rata by the ARK Fund to the holders of its shares, in complete liquidation of the ARK Funds.

         The Reorganization was approved by shareholders of each series of the Registrant as follows:

------------------------------------------------ ----------------------- ----------------------- ---------------------
                  PORTFOLIO:                           VOTES FOR:            VOTES AGAINST:           ABSTAINED:
                  ---------                            ---------             -------------            ---------
------------------------------------------------ ----------------------- ----------------------- ---------------------

------------------------------------------------ ----------------------- ----------------------- ---------------------
ARK TREASURY MONEY MARKET PORTFOLIO              332,793,583.870         945.000                 31,637.100
------------------------------------------------ ----------------------- ----------------------- ---------------------
ARK U.S. GOVERNMENT MONEY MARKET PORTFOLIO       1,373,156,571.460       1,368,905.000           4,796,424.000
------------------------------------------------ ----------------------- ----------------------- ---------------------
ARK MONEY MARKET PORTFOLIO                       540,675,128.444         5,234,477.013           16,724,862.294
------------------------------------------------ ----------------------- ----------------------- ---------------------
ARK PENNSYLVANIA TAX-FREE MONEY MARKET           17,460,114.210          25,238.000              83,871.000
PORTFOLIO
------------------------------------------------ ----------------------- ----------------------- ---------------------
ARK TAX-FREE MONEY MARKET PORTFOLIO              113,390,140.960         0.00                    11,319.000
------------------------------------------------ ----------------------- ----------------------- ---------------------
ARK U.S. GOVERNMENT CASH MANAGEMENT PORTFOLIO    774,520,280.000         0.00                    0.00
------------------------------------------------ ----------------------- ----------------------- ---------------------


ARK U.S. TREASURY CASH MANAGEMENT PORTFOLIO      21,066,455.000          0.00                    0.00
------------------------------------------------ ----------------------- ----------------------- ---------------------
ARK PRIME CASH MANAGEMENT PORTFOLIO              40,240,858.000          0.00                    0.00
------------------------------------------------ ----------------------- ----------------------- ---------------------
ARK TAX-FREE CASH MANAGEMENT PORTFOLIO           12,991,841.000          0.00                    0.00
------------------------------------------------ ----------------------- ----------------------- ---------------------
ARK SHORT-TERM TREASURY PORTFOLIO                4,911,536.476           737.000                 2,888.000
------------------------------------------------ ----------------------- ----------------------- ---------------------
ARK SHORT-TERM BOND PORTFOLIO                    5,363,330.468           23,012.852              1,524.095
------------------------------------------------ ----------------------- ----------------------- ---------------------
ARK MARYLAND TAX-FREE PORTFOLIO                  10,042,252.579          48,089.752              9,252.000
------------------------------------------------ ----------------------- ----------------------- ---------------------
ARK PENNSYLVANIA TAX-FREE PORTFOLIO              13,140,183.144          0.00                    384.000
------------------------------------------------ ----------------------- ----------------------- ---------------------
ARK INTERMEDIATE FIXED INCOME PORTFOLIO          11,426,690.762          6,356.895               2,987.918
------------------------------------------------ ----------------------- ----------------------- ---------------------
ARK U.S. GOVERNMENT BOND PORTFOLIO               8,891,705.688           1,677.613               5,395.622
------------------------------------------------ ----------------------- ----------------------- ---------------------
ARK INCOME PORTFOLIO                             21,606,831.249          96,961.124              16,088.470
------------------------------------------------ ----------------------- ----------------------- ---------------------
ARK BALANCED PORTFOLIO                           10,165,223.233          20,848.755              51,938.953
------------------------------------------------ ----------------------- ----------------------- ---------------------
ARK EQUITY INCOME PORTFOLIO                      7,467,246,.899          2,181.000               1,128.880
------------------------------------------------ ----------------------- ----------------------- ---------------------
ARK VALUE EQUITY PORTFOLIO                       18,922,884.082          51,260.508              12,991.308
------------------------------------------------ ----------------------- ----------------------- ---------------------
ARK EQUITY INDEX PORTFOLIO                       11,551,214.449          113,522.529             1,874.000
------------------------------------------------ ----------------------- ----------------------- ---------------------
ARK BLUE CHIP EQUITY PORTFOLIO                   10,689,845.302          9,027.376               17,575.160
------------------------------------------------ ----------------------- ----------------------- ---------------------
ARK CAPITAL GROWTH PORTFOLIO                     7,844,404.755           33,534.224              20,966.456
------------------------------------------------ ----------------------- ----------------------- ---------------------
ARK MID-CAP EQUITY PORTFOLIO                     6,248,412.069           1,658.562               680.125
------------------------------------------------ ----------------------- ----------------------- ---------------------
ARK SMALL-CAP EQUITY PORTFOLIO                   4,590,026.999           226,035.800             59,750.628
------------------------------------------------ ----------------------- ----------------------- ---------------------
ARK INTERNATIONAL EQUITY PORTFOLIO               1,901,491.869           21,452.699              5,292.380
------------------------------------------------ ----------------------- ----------------------- ---------------------
ARK EMERGING MARKETS EQUITY PORTFOLIO            309,644.143             11,817.339              12,002.141
------------------------------------------------ ----------------------- ----------------------- ---------------------
ARK SOCIAL ISSUES INTERMEDIATE FIXED INCOME      313,318.714             0.00                    0.00
PORTFOLIO
------------------------------------------------ ----------------------- ----------------------- ---------------------
ARK SOCIAL ISSUES BLUE CHIP EQUITY PORTFOLIO     106,991.089             0.00                    0.00
------------------------------------------------ ----------------------- ----------------------- ---------------------
ARK SOCIAL ISSUES CAPITAL GROWTH PORTFOLIO       16,293.009              0.00                    0.00
------------------------------------------------ ----------------------- ----------------------- ---------------------
ARK SOCIAL ISSUES SMALL-CAP EQUITY PORTFOLIO     56,651.601              0.00                    0.00
------------------------------------------------ ----------------------- ----------------------- ---------------------
